News Release
NYSE: MYE

Contact(s):
Donald A. Merril, Vice President &
Chief Financial Officer, (330) 253-5592

Max Barton, Director, Corporate Communications
& Investor Relations, (330) 761-6106

Myers Industries to Acquire ITML Horticultural Products

Strengthens the brand portfolio and North American leadership position of Myers Industries' Lawn and Garden Segment; Reaffirms Myers' commitment to provide the grower industry and related distributors with unrivaled innovation, product selection, service, and value

FOR IMMEDIATE RELEASE: December 28, 2006, Akron, Ohio-- Diversified international manufacturer and distributor Myers Industries, Inc. (NYSE: MYE) today announced that it has reached a definitive agreement to acquire ITML Horticultural Products, Inc.® ITML, a private company based in Ontario, Canada, is a leader in the design, manufacturing, and marketing of plastic containers and related products for professional floriculture / horticulture grower markets across North America. The acquisition, which is expected to close in early 2007, is subject to customary conditions of closing. Terms of the transaction were not disclosed at this time, but the Company expects to host a conference call after closing to discuss details with the investment community.

John C. Orr, president and chief executive officer of Myers Industries, said, "This acquisition is consistent with our Strategic Business Evolution process to grow our key business segments with accretive transactions that strengthen our brand portfolio, provide value-added capabilities, and deepen relationships with our customers. The combination of ITML and our Lawn and Garden Segment represents a significant opportunity given the complementary nature of the product lines, manufacturing capabilities, sales channels, and strategic geographies."

This transaction will increase Myers' grower and distributor market share in Canada and in the southern and western U.S., boosting the Company's presence across key floriculture / horticulture regions of North America. Orr continued, "As we phase in synergy initiatives that we have identified, we expect both our customers and ourselves to benefit from greater new product development, superior service, and enhanced growth opportunities."

ITML holds a strong position in the grower and grower distribution channels in North America. The company produces a wide range of containers, hanging baskets, trays, flats, and specialty products marketed under well-known brand names such as Kord®, Euro Systems®, and TLC®. The company has six facilities located in Canada and the U.S., utilizing injection molding, blow molding, and thermoforming processes. ITML will be integrated into Myers Industries' Lawn and Garden Segment and will operate as a strategic business unit within the segment. Visit www.itml.com to learn more about ITML.

Led by a powerful brand group including Dillen Products®, Pro Cal®, and Listo Products™, Myers Industries' Lawn and Garden Segment designs, manufactures, and markets industry-leading

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containers, hanging baskets, trays, nursery pots, and decorative resin planters for grower, distributor, and niche retail sales channels. The segment accounted for $170.4 million of Myers Industries' total net sales in 2005.

Ed Hensen, ITML president, said, "We are pleased about joining Myers Industries. ITML has an impressive track record of growth built upon innovation, technology, cost control, and a customer-driven culture. The combined strengths of ITML and the Myers brands create a well-positioned brand family to take on changing dynamics in the grower industry and evolving customer needs for innovative, value-added products."

About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. Myers Industries had record net sales of $903.7 million in 2005.
Visit www.myersind.com to learn more.

Caution on Forward-Looking Statements: Statements in this release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed "forward-looking." Words such as "expect," "believe," "project," "plan," "anticipate," "intend," "objective," "goal," "view," and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control, that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company's business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company's ability to consummate the proposed transaction on the negotiated terms; the Company's ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company's 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.

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